                                                                  Exhibit (4)(i)

     UNLESS AND UNTIL IT IS EXCHANGED IN WHOLE OR IN PART FOR NOTES IN DEFINITIVE REGISTERED FORM, THIS NOTE MAY NOT BE TRANSFERRED EXCEPT AS A WHOLE BY THE DEPOSITORY TRUST COMPANY, 55 WATER STREET, NEW YORK, NEW YORK ("DTC"), OR SUCH OTHER DEPOSITORY AS SPECIFIED BELOW (DTC OR SUCH OTHER DEPOSITORY BEING THE "DEPOSITORY") TO A NOMINEE OF THE DEPOSITORY OR BY A NOMINEE OF THE DEPOSITORY TO THE DEPOSITORY OR ANOTHER NOMINEE OF THE DEPOSITORY OR BY THE DEPOSITORY OR ANY SUCH NOMINEE TO A SUCCESSOR DEPOSITORY OR A NOMINEE OF SUCH SUCCESSOR DEPOSITORY. UNLESS THIS NOTE IS PRESENTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY TO THE ISSUER OR ITS AGENT FOR REGISTRATION OF TRANSFER, EXCHANGE OR PAYMENT, AND ANY NOTE ISSUED IS REGISTERED IN THE NAME OF CEDE & CO. OR SUCH OTHER NAME AS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY AND ANY PAYMENT IS MADE TO CEDE & CO. OR TO SUCH OTHER ENTITY THAT IS REQUESTED BY AN AUTHORIZED REPRESENTATIVE OF THE DEPOSITORY, ANY TRANSFER, PLEDGE OR OTHER USE HEREOF FOR VALUE OR OTHERWISE BY OR TO ANY PERSON IS WRONGFUL, INASMUCH AS THE REGISTERED OWNER HEREOF, CEDE & CO., HAS AN INTEREST HEREIN.

     [If this Note is an Original Issue Discount Note, insert any applicable
      -------------------------------------------------------
legends required by the Internal Revenue Code of 1986, as amended, or by Treasury regulations thereunder.]


CUSIP NO.                                    PRINCIPAL AMOUNT: $

REGISTERED NO. FXR-

                              UGI UTILITIES, INC.

                       GLOBAL SERIES B MEDIUM-TERM NOTE

                                  FIXED RATE

INTEREST RATE PER      ORIGINAL ISSUE DATE:            MATURITY DATE:
ANNUM:

INTEREST PAYMENT       OPTIONAL RESET DATE:            AMORTIZING NOTE:
DATES IF OTHER THAN
MAY 15 AND NOVEMBER
15:


ORIGINAL ISSUE         YIELD TO MATURITY:              INITIAL ACCRUAL PERIOD
DISCOUNT NOTE:         (ONLY APPLICABLE IF NOTE        OID COMPUTED UNDER
                       ISSUED AT ORIGINAL ISSUE        (__APPROXIMATE) (__EXACT)
                       DISCOUNT)                       METHOD:

OID DEFAULT AMOUNT:    ISSUE PRICE: (IF OTHER THAN     REPAYMENT AT OPTION OF
(ONLY APPLICABLE IF    THE FULL PRINCIPAL AMOUNT)      HOLDER:
NOTE ISSUED AT
ORIGINAL ISSUE
DISCOUNT)

                              UGI UTILITIES, INC.
                       GLOBAL SERIES B MEDIUM-TERM NOTE
                                  FIXED RATE

REDEMPTION AT                 AUTHORIZED                         DEPOSITORY IF OTHER
OPTION OF COMPANY:            DENOMINATION: $100,000,            THAN DEPOSITORY TRUST
                              and increments of $1,000           COMPANY:
                              thereafter

PAYING AGENT IF OTHER
THAN FIRST UNION
NATIONAL BANK,
123 SOUTH BROAD
STREET, PHILADELPHIA,
PA 19109:

     UGI UTILITIES, INC., a corporation duly organized and existing under the laws of the Commonwealth of Pennsylvania (herein called the "Company"), for value received, hereby promises to pay to Cede & Co., or registered assigns, the principal sum specified above (except to the extent redeemed or repaid prior to the Maturity Date), at the office or agency of the Company maintained for that purpose in The City of Philadelphia, Pennsylvania and in The City of New York, New York, at the option of the Company, on the Maturity Date shown above, or if such date is not a Business Day (as defined below), the next succeeding Business Day, and to pay interest on said principal sum, if any, at the Interest Rate Per Annum (computed on the basis of a 360-day year of twelve 30-day months) shown above as such Interest Rate Per Annum may be modified above in accordance with the Interest Rate Reset or otherwise, semiannually on each May 15 and November 15 of each year (unless other Interest Payment Dates are set forth above) (each, an "Interest Payment Date") until payment of said principal sum has been made or duly provided for. Each payment of interest shall include interest accrued from and including the Original Issue Date or the last Interest Payment Date to which interest has been paid or duly provided for, as the case may be, to but excluding the next Interest Payment Date or the Maturity Date, as the case may be; provided, however, that if the Original Issue Date occurs between a Regular
    --------  -------
Record Date, as defined below, and the related Interest Payment Date, interest for the period beginning on the Original Issue Date and ending on such Interest Payment Date shall be paid on the Interest Payment Date following the next succeeding Regular Record Date, to the registered holder of this Note (the "Holder") on such succeeding Regular Record Date. Subject to certain exceptions provided in the Indenture referred to below, the interest so payable on any Interest Payment Date shall be paid to the Person in whose name this Note is registered at the close of business on the Regular Record Date next preceding such Interest Payment Date, and interest payable on the Maturity Date or upon redemption or repayment shall be paid to the Person to whom said principal sum is payable. "Regular Record Date" shall mean, with respect to any Interest Payment Date, the first calendar day (whether or not a Business Day) of the month in which such Interest Payment Date occurs. "Business Day" shall mean any day, other than Saturday or Sunday, that is not a day on which banking institutions are authorized or required by law or regulation to be closed in The City of New York.

     Payments of interest, if any, shall be made by the Paying Agent to the Depository in immediately available funds in accordance with existing arrangements between the Paying Agent and the Depository; payments of principal of and interest, if any, on the Maturity Date shall be made by the Paying Agent by wire transfer in immediately available funds to an account specified by the Depository.

     The Company shall pay any administrative costs imposed by banks in connection with making payments in immediately available funds, but any tax, assessment or governmental charge imposed upon payments shall be borne by the Holder in respect of which such payments are made.

                              UGI UTILITIES, INC.
                       GLOBAL SERIES B MEDIUM-TERM NOTE
                                  FIXED RATE

     Any payment due on this Note on a day that is not a Business Day shall be made on the next succeeding Business Day with the same force and effect as if made on such date, and no additional interest shall accrue as a result of such delayed payment.

     This Note is one of a duly authorized issue of Securities of the Company (hereinafter called the "Securities"), all issued or to be issued under and pursuant to an indenture dated as of August 1, 1993 (hereinafter called the "Indenture"), duly executed and delivered by the Company and First Union National Bank (formerly, First Fidelity Bank, National Association), as Trustee (hereinafter, together with any successor trustee or trustees under the Indenture called the "Trustee"), to which Indenture and all indentures supplemental thereto reference is hereby made for a description of the rights, obligations, duties and immunities thereunder of the Trustee, the Company, and the holders of the Securities. As provided in the Indenture, the Securities may be issued in one or more series, which different series may be issued in various aggregate principal amounts, may mature at different times, may bear interest, if any, at different rates, may be subject to different redemption or repayment provisions, if any, may be subject to different sinking, purchase or analogous funds, if any, and may otherwise vary as provided for or permitted by the Indenture. This Note is one of a series of the Securities offered on a periodic basis by the Company, which series is unlimited in aggregate principal amount, designated as the Series B Medium-Term Notes (the "Notes") of the Company. The Notes may mature at different times (but in all instances more than nine months from their respective dates of issue), bear interest, if any, at different rates, be redeemable at the option of the Company at different times or not at all, and be repayable at the option of the Holder at different times or not at all.

     If this Note is an Original Issue Discount Note for United States federal income tax purposes, as specified above, then, except as otherwise specified above, upon redemption or repayment (except in the case of an Event of Default as set forth below) of this Note there shall be payable in lieu of the Principal Amount, an amount equal to the Amortized Face Amount of this Note. The "Amortized Face Amount," shall be equal to (a) the Issue Price, as specified above, plus (b) the portion of the difference between the Issue Price and the Principal Amount of this Note that has accrued at the Yield to Maturity specified above (computed in accordance with generally accepted United States bond yield computation principles) at the date as of which such Amortized Face Amount is calculated, but in no event shall the Amortized Face Amount exceed the Principal Amount.

     Amortizing Notes are Notes as to which all or a portion of the principal amount is payable prior to the Maturity Date in accordance with a schedule, by application of a formula, or by reference to an Index. If this Note is an Amortizing Note, the terms and conditions, including the terms for payment hereof, shall be specified above.

     This Note indicates whether the Company has the option to reset the interest rate and, if so, the date or dates on which such interest rate may be reset (each an "Optional Reset Date"). If the Company has such option with respect to this Note, the following procedures shall apply.

     The Company may exercise such option with respect to this Note by notifying the Trustee of such exercise at least 50 but not more than 60 days prior to an Optional Reset Date. Not later than 40 days prior to such Optional Reset Date, the Trustee shall mail to the Holder a notice ("Reset Notice") setting forth (i) the election of the Company to reset the interest rate, (ii) such new interest rate and (iii) the provisions, if any, for redemption during the period from such Optional Reset Date to the next Optional Reset Date or, if there is no such next Optional Reset Date, to the Maturity Date (each such period a "Subsequent Interest Period"), including the date or dates on which or the period or periods during which and the price or prices at which such redemption may occur during such Subsequent Interest Period. Upon the transmittal by the Trustee of a Reset Notice to the Holder, such new interest

                              UGI UTILITIES, INC.
                       GLOBAL SERIES B MEDIUM-TERM NOTE
                                  FIXED RATE

rate shall take effect automatically and, except as modified by the Reset Notice and as described in the next paragraph, this Note shall have the same terms as prior to the transmittal of such Reset Notice.

     Notwithstanding the foregoing, the Company may, at its option, revoke the interest rate, as provided for in the Reset Notice, and establish an interest rate that is higher than the interest rate provided for in the relevant Reset Notice for the Subsequent Interest Period commencing on such Optional Reset Date, by causing the Trustee to mail, not later than 20 days prior to an Optional Reset Date, notice of such higher interest rate to the Holder. Such notice shall be irrevocable. The Company must notify the Trustee of its intentions to revoke such a Reset Notice at least 25 days prior to such Optional Reset Date. If the interest rate is reset on an Optional Reset Date and the Holder has not tendered this Note for repayment (or has validly revoked any such tender) pursuant to the next succeeding paragraph, this Note shall bear such higher interest rate for the Subsequent Interest Period.

     If the Company elects to reset the interest rate as described above, the Holder has the option to elect repayment of this Note by the Company on any Optional Reset Date at a price equal to the aggregate principal amount hereof outstanding on, plus any interest accrued to, such Optional Reset Date. In order for this Note to be so repaid on an Optional Reset Date, the Holder must follow the procedures set forth below for optional repayment, except that (i) the period for delivery of this Note or notification to the Trustee shall be at least 25 but not more than 35 days prior to such Optional Reset Date and (ii) a Holder who has tendered this Note for repayment pursuant to a Reset Notice may, by written notice to the Trustee, revoke any such tender until the close of business on the tenth day prior to such Optional Reset Date.

     This Note indicates either (i) that such Note cannot be redeemed prior to its Maturity Date or (ii) that such Note shall be redeemable, in whole or in part, at the option of the Company on a specified date or dates prior to such Maturity Date, at a price or prices specified above, together with interest accrued to the date of redemption. If this Note is redeemable prior to Maturity, the Company may redeem this Note either in whole or from time to time in part by mailing notice to the Holder of such redemption by first class mail at least 30 days and not more than 60 days prior to the date fixed for redemption. If fewer than all of the Notes of like terms are to be redeemed, the Notes to be redeemed shall be selected by the Trustee by such method as the Trustee shall deem fair and appropriate.

     This Note indicates either (i) that this Note cannot be repaid at the option of the Holder prior to the Maturity Date or (ii) that this Note shall be repayable at the option of the Holder on a date or dates specified prior to the Maturity Date, at a price or prices specified above, together with interest accrued to the date of repayment.

     In order for this Note to be repaid at the option of the Holder, the Company must receive, at least 30 days but not more than 45 days prior to the repayment date, this Note with the form entitled "Option to Elect Repayment" hereon duly completed. Exercise of the repayment option by the Holder shall be irrevocable, except as otherwise described above. The repayment option may be exercised by the Holder for less than the aggregate principal amount of the Note then outstanding, provided that the principal amount of the Note remaining outstanding after repayment is an authorized denomination.

     The Depository's nominee will be the Holder and therefore will be the only entity that can exercise a right of repayment. In order to ensure that the Depository's nominee will timely exercise a right to repayment with respect to a particular beneficial interest in a Global Note, the beneficial owner ("Beneficial Owner") of such interest must instruct the broker or other participant through which it holds a beneficial interest in such Global Note to notify the Depository of its desire to exercise a right to repayment. Each Beneficial Owner should consult the broker or other participant through which it holds a beneficial interest in this Note in order to ascertain the deadline by which

                              UGI UTILITIES, INC.
                       GLOBAL SERIES B MEDIUM-TERM NOTE
                                  FIXED RATE

such an instruction must be given in order for notice to be timely delivered by such broker or other participant to the Depository.

     This Note is issuable in global or definitive registered form without coupons in the denominations indicated above. Upon due presentment for registration of transfer of this Note at the principal office of the Trustee, a new Note or Notes in an equal aggregate principal amount and like interest rate and Maturity Date shall be issued to the transferee in exchange therefor, subject to the limitations provided in the Indenture, without charge except for any tax or other governmental charge imposed in connection therewith.

     The Company may at any time purchase Notes at any price or prices in the open market or otherwise. Notes so purchased by the Company may be held or resold or, at the discretion of the Company, surrendered to the Trustee for cancellation.

     In case an Event of Default, as defined in the Indenture, with respect to the Notes shall have occurred and be continuing, the principal hereof may be declared, and upon such declaration shall become, due and payable in the manner, with the effect and subject to the conditions provided in the Indenture.

     With respect to a Note issued with an original issue discount, if an Event of Default with respect to the Notes shall have occurred and be continuing, the amount of principal of this Note which may be declared due and payable, with the effect and subject to the conditions provided in the Indenture, shall be determined in the manner specified under "OID Default Amount" above.

     No reference herein to the Indenture and no provision of this Note or of the Indenture shall alter or impair the obligation of the Company, which is absolute and unconditional, to pay the principal of and interest on this Note at the places, at the respective times and at the rate herein prescribed.

     The Company, the Trustee, and any agent of the Company or the Trustee may deem and treat the Holder hereof as the absolute owner hereof (whether or not this Note shall be overdue and notwithstanding any notation of ownership or other writing hereon) for the purposes of receiving payment of or on account of the principal hereof and subject to the provisions above, interest hereon, and for all purposes and neither the Company nor the Trustee nor any such agent shall be affected by any notice to the contrary.

     No recourse shall be had for the payment of the principal of or the interest on this Note or for any claims based hereon, or otherwise in respect hereof, or based on or in respect of the Indenture or any indenture supplemental thereto, against any incorporator, shareholder, officer or director as such, past, present or future of the Company or of any successor corporation, whether by virtue of any constitution, statute or rule of law or by the enforcement of any assessment or penalty or otherwise, all such liabilities being, by the acceptance hereof and as part of the consideration for the issue hereof, expressly waived and released.

     The Indenture permits, with certain exceptions as therein provided, the amendment thereof and the modification of the rights and obligations of the Company and the rights of the holders of the Securities of each series to be affected under the Indenture at any time by the Company and the Trustee with the consent of the holders of not less than 51% in aggregate principal amount of the Securities at the time outstanding of all series to be affected thereby (voting as one class). The Indenture also contains provisions permitting the holders of a majority in aggregate principal amount of all of the Securities of each affected series at the time outstanding, on behalf of all holders of all Securities of such series, to waive compliance by the Company with certain provisions of the Indenture and certain past defaults under the Indenture and their consequences. Any such consent or waiver by the

                              UGI UTILITIES, INC.
                       GLOBAL SERIES B MEDIUM-TERM NOTE
                                  FIXED RATE

Holder shall be conclusive and binding upon the Holder and upon all future holders of any Security issued upon the registration of transfer hereof or in exchange herefor or in lieu hereof, whether or not notation of such consent or waiver is made upon this Note.

     As set forth in, and subject to, the provisions of the Indenture, no holder of any Security of this series shall have any right to institute any proceeding with respect to the Indenture or for any remedy thereunder, unless such holder shall have previously given to the Trustee written notice of default and the continuance thereof, the holders of not less than 25% in aggregate principal amount of the Securities of this series then outstanding shall have made written request upon the Trustee to institute such action or proceeding in its own name as trustee thereunder and offered the Trustee such reasonable indemnity as it may require against the costs, expenses and liabilities to be incurred therein or thereby, and the Trustee shall not have received from the holders of a majority in principal amount of the outstanding Securities of this series a direction inconsistent with such request and the Trustee shall have failed to institute such proceeding within 60 days; provided, however, that such
                                          --------  -------
limitations do not apply to a suit instituted by the Holder for the enforcement of a payment of principal or interest on this Note on or after the respective due dates expressed herein.

     Terms used herein which are defined in the Indenture shall have the respective meanings assigned thereto in the Indenture.

     This Note shall be governed by and construed in accordance with the laws of the State of New York.

     This Note shall not be valid or become obligatory for any purpose until the Certificate of Authentication hereon shall have been signed by the Trustee under the Indenture referred to below.

                              UGI UTILITIES, INC.
                       GLOBAL SERIES B MEDIUM-TERM NOTE
                                  FIXED RATE

     IN WITNESS WHEREOF, the Company has caused this instrument to be duly executed under its corporate seal.

Dated:

                                   UGI UTILITIES, INC.


                                   By: _________________________________________
                                       Vice President



                                       _________________________________________
                                       Secretary or Assistant Secretary

                                                                        [SEAL]

TRUSTEE'S CERTIFICATE OF
 AUTHENTICATION:

This is one of the Securities
of the series designated herein
and referred to in the within-
mentioned Indenture.

FIRST UNION NATIONAL BANK,
as Trustee


By:___________________________
   Authorized Officer

                              UGI UTILITIES, INC.
                       GLOBAL SERIES B MEDIUM-TERM NOTE
                                  FIXED RATE



                           OPTION TO ELECT REPAYMENT

                TO BE COMPLETED ONLY IF THIS NOTE IS REPAYABLE
                  AT THE OPTION OF THE HOLDER AND THE HOLDER
                        ELECTS TO EXERCISE SUCH RIGHTS


     The undersigned hereby irrevocably requests and instructs the Company to repay the within Note (or portion thereof specified below) pursuant to its terms at a price equal to the amount referred to therein, together with interest to the repayment date, to the undersigned, at______________________________________
________________________________________________________________________________
________________________________________________________________________________
(Please print or typewrite name and address of the undersigned)

     For this Option to Elect Repayment to be effective, the Company must receive at the address of the Paying Agent specified therein or at such other place or places of which the Company shall from time to time notify the holder of the within Note (the "Holder"), at least 30 days but not more than 45 days, or if such day is not a Business Day, the next succeeding Business Day, prior to the repayment date, this Note, with this "Option to Elect Repayment" form duly completed.

     If less than the entire principal amount of the within Note is to be repaid, specify the portion thereof (which shall be an Authorized Denomination) which the Holder elects to have repaid: ______________________; and specify the denomination or denominations (which shall be an Authorized Denomination) of the Note or Notes to be issued to the Holder for the portion of the within Note not being repaid (in the absence of any such specification, one such Note shall be issued for the portion not being repaid): _________________



Date:_______________                         __________________________________
                                             Notice:  The signature to this
                                             Option to Elect Repayment must
                                             correspond with the name as written
                                             upon the Note in every particular
                                             without alteration or enlargement
                                             or any other change whatsoever.

                                 ABBREVIATIONS

     The following abbreviations, when used in the inscription on the face of this instrument, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COM   --   as tenants in common
TEN ENT   --   as tenants by the entireties
JT TEN    --   as joint tenants with right of survivorship and not as
               tenants in common

UNIF GIFT MIN ACT -- ______________Custodian___________
                       (Cust)                 (Minor)
     Under Uniform Gifts to Minors Act
     _________________________________
                 (State)

     Additional abbreviations may also be used though not in the above list.


     FOR VALUE RECEIVED, the undersigned hereby sell(s), assign(s) and transfer(s) unto

Please Insert Social Security or
Other Identifying Number of Assignee

________________________________________________________________________________
________________________________________________________________________________

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

________________________________________________________________________________
________________________________________________________________________________

the within Note of UGI UTILITIES, INC. and does hereby irrevocably constitute and appoint ____________________________________________________________________
________________________________________________________________________________
attorney to transfer the said Note on the books of the Company, with full power of substitution in the premises.


DATED: ________________                           _________________________
                                                  _________________________

NOTICE: The signature to this assignment must correspond with the name as written upon the face of the within instrument in every particular, without alteration or enlargement or any change whatever.

                                      -2-